Exhibit 99.2

AMMO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

INTRODUCTION

On April 30, 2021 (the “Effective Date”), Ammo, Inc. (“AMMO” or the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”), by and among the Company, SpeedLight Group I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Sub”), Gemini Direct Investments, LLC, a Nevada limited liability company (“Gemini”), and Steven F. Urvan, an individual (the “Seller”), whereby Sub merged with and into Gemini, with Sub surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). Capitalized terms not defined in this unaudited pro forma condensed combined financial information have the meaning assigned to them in the Merger Agreement, which is attached to this Form 8-K/A as an exhibit. At the time of the Merger, Gemini had nine (9) subsidiaries, all of which are related to Gemini’s ownership of the gunbroker.com business. Gunbroker.com is a large on-line auction marketplace dedicated to firearms, hunting, shooting, and related products. The Merger was completed on the Effective Date.

In consideration of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, on the Effective Date, (i) the Company assumed an aggregate amount of indebtedness of Gemini and its subsidiaries equal to $50,000,000 (the “Assumed Indebtedness”); and, (ii) the issued and outstanding membership interests in Gemini (the “Membership Interests”), held by the Seller, automatically converted into the right to receive (A) $50,000,000 (the “Cash Consideration”), and (B) 20,000,000 shares of common stock of the Company, $0.001 par value per share (the “Stock Consideration”).

In connection with the Merger Agreement, the Company and the Seller agreed that the Stock Consideration consisted of: (a) 14,500,000 shares issued without being held in escrow or requiring prior stockholder approval; (b) 4,000,000 shares issued subject to the Pledge and Escrow Agreement (as defined and described below); and (c) 1,500,000 shares that will not be issued prior to the Company obtaining stockholder approval for the issuance (the “Additional Securities”).

Pledge and Escrow Agreement

On the Effective Date, in connection with the Merger Agreement, the Company and the Seller entered into a Pledge and Escrow Agreement (the “Pledge and Escrow Agreement”). In order to secure the fulfilment of the obligations of the Seller set forth in the Merger Agreement relating to certain indemnification obligations provided by him to the Company, the Seller has agreed to irrevocably pledge and grant to the Company a continuing lien and security interest in and to 4,000,000 shares of the Stock Consideration (the “Pledged Securities”). The Seller will retain his voting rights with regard to the Pledged Securities.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company and the historical financial statements of Gemini.

The Company’s fiscal year ends on March 31st and Gemini’s fiscal year ends on December 31st.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021, reflects the acquisition as if it occurred on March 31, 2021 and is based on the historical consolidated financial statements of AMMO and Gemini, as adjusted to give effect to the Merger. AMMO’s statement of operations for the year ended March 31, 2021 have been combined with the operations of Gemini for the twelve months ended March 31, 2021. This pro forma combined statement of operations gives effect to the acquisition as if it had occurred April 1, 2020. The unaudited pro forma condensed combined financial information should be read in conjunction with the audited financial statements and related disclosures contained in the Company’s Annual Report filed with the SEC on Form 10-K for the year ended March 31, 2021, and the unaudited financial statements of Gemini that are attached to this Form 8-K/A as an exhibit.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations and financial position that would have been achieved had the acquisition been completed and taken place on the dates indicated or the future consolidated results of operations or financial position of the Company.

AMMO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2021

	AMMO	GEMINI
	March 31, 2021	March 31, 2021	Adjustments	Note 4	Pro Forma
ASSETS
Current Assets:
Cash	$118,341,471	$43,211,081	$(143,911,081)	(a)	$17,641,471
Accounts receivable, net	8,993,920	11,872,102	(4,875,794)	(b)	15,990,228
Due from related parties	15,657	-	-		15,657
Inventories	15,866,918	-	-		15,866,918
Prepaid expenses	2,402,366	281,511	20,240	(b)	2,704,117
Total Current Assets	145,620,332	55,364,694	(148,766,635)		52,218,391

Equipment, net	21,553,226	5,664,102	(4,612,122)	(b)	22,605,206

Other Assets:
Deposits	1,833,429	-	982,031	(b)	2,815,460
Licensing agreements, net	41,667	-	-		41,667
Patents, net	6,019,567	-	-		6,019,567
Other Intangible Assets, net	2,220,958	36,892	146,580,488	(b)	148,838,338
Goodwill	-	-	88,285,437	(b)	88,285,437
Right of use assets - operating leases	2,090,162	-	-		2,090,162
Other assets	-	1,773,822	(1,773,822)	(c)	-
Due from related parties	-	25,165,406	(25,165,406)	(c)	-
Investment securities, at fair value	-	15,923,656	(15,923,656)	(c)	-
Note receivable - related party	-	28,500,000	(28,500,000)	(c)	-
TOTAL ASSETS	$179,379,341	$132,428,572	$11,106,315		$322,914,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,371,974	$4,693,848	$(4,651,025)	(d)	$4,414,797
Factoring liability	1,842,188	-	-		1,842,188
Accrued liabilities	3,462,785	2,909,208	(2,879,461)	(d)	3,492,532
Inventory credit facility	1,091,098	-			1,091,098
Current portion of operating lease liability	663,784	-	-		663,784
Current portion of note payable related party	625,147	-	-		625,147
Insurance premium note payable	41,517	-	-		41,517
Current portion of notes payable	-	14,865,487	(14,865,487)	(f)	-
Other liabilities	-	94,603	(32,286)	(d)	62,317
Due to related parties	-	6,597,065	(6,597,065)	(h)	-
Contingent consideration payable	-	-	10,755,000	(g)	10,755,000
Total Current Liabilities	12,098,493	29,160,211	(18,270,324)		22,988,380

Long-term Liabilities:
Contingent consideration payable	589,892	-	-		589,892
Notes payable related party	865,771	-	-		865,771
Note payable	4,000,000	35,040,677	(35,040,677)	(f)	4,000,000
Operating Lease Liability, net of current portion	1,477,656	-	-		1,477,656
Total Liabilities	19,031,812	64,200,888	(53,311,001)		29,921,699

Shareholders’ Equity:
Common stock, $0.001 par value, 200,000,000 shares authorized	93,100	-	18,500	(h)	111,600
Additional paid-in capital	202,073,968	-	132,626,500	(h)	334,700,468
Accumulated deficit	(41,819,539)	-	-		(41,819,539)
Member’s Equity	-	68,227,684	(68,227,684)	(i)	-
Total Shareholders’ Equity	160,347,529	68,227,684	64,417,316		292,992,529
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$179,379,341	$132,428,572	$11,106,315		$322,914,228

AMMO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended March 31, 2021

	AMMO	GEMINI
	For the Year Ended March 31,	For the Year Ended March 31, (Note 5)
	2021	2021	Adjustments	Note 4	Pro Forma

Net Sales	$62,482,330	$79,743,505	$-		$142,225,835
Cost of Goods Sold	51,095,679	8,921,503	-		60,017,182
Gross Margin	11,386,651	70,822,002	-		82,208,653

Operating Expenses
Selling and marketing	1,879,128	-	-		1,879,128
Corporate general and administrative	7,191,544	11,770,161	-		18,961,705
Employee salaries and related expenses	5,036,721	-	-		5,036,721
Depreciation and amortization expense	1,659,243	-	12,171,433	(j)	13,830,676
Loss on purchase	1,000,000	-	-		1,000,000
Total operating expenses	16,766,636	11,770,161	12,171,433		40,708,230
Income from Operations	(5,379,985)	59,051,841	(12,171,433)		41,500,423

Other Expenses
Other income/(expense)	576,785	(429,486)	429,486	(k)	576,785
Interest income/(expense)	(3,009,094)	(5,437,999)	5,437,999	(l)	(3,009,094)
Total other expenses	(2,432,309)	(5,867,485)	5,867,485		(2,432,309)

Income before Income Taxes	(7,812,294)	53,184,356	(6,303,948)		39,068,114

Provision for Income Taxes	-	-	-	(m)	-

Net Income(loss)	$(7,812,294)	$53,184,356	$(6,303,948)		$39,068,114

Income/(Loss) per share
Basic and fully diluted:
Weighted average basic shares outstanding	55,041,502	-	18,500,000	(n)	73,541,502
Weighted average diluted shares outstanding	58,649,447	-	20,000,000	(o)	78,649,447

Basic Income/(Loss) per share	$(0.14)	-	-		$0.53

Diluted Income/(Loss) per share	-	-	-		$0.50

AMMO, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINACIAL INFORMATION

NOTE 1 - BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements reflected includes the historical financial information of AMMO, Inc. (“AMMO”) and Gemini Direct Investments, LLC (“Gemini”). The pro forma adjustments are based on estimates and have been prepared to show the effects of the acquisition of Gemini.

In accordance with the acquisition method of accounting for business combinations, the assets acquired, and the liabilities assumed have been recorded at their respective fair values. The consideration in excess of the fair values of assets acquired, and liabilities assumed are recorded as goodwill.

NOTE 2 - DESCRIPTION OF THE TRANSACTION

On April 30, 2021 (the “Effective Date”), AMMO, entered into an agreement and plan of merger (the “Merger Agreement”), by and among the Company, SpeedLight Group I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Sub”), Gemini, and Steven F. Urvan, an individual (the “Seller”), whereby Sub merged with and into Gemini, with Sub surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

NOTE 3 - PURCHASE PRICE ALLOCATION

The total estimated consideration consisted of cash payment of $50,000,000 less $1,300,000 of acquired cash, a working capital adjustment of $2,000,000, debt assumption and repayment upon closing of $50,000,000, contingent consideration of $10,755,000 for 1,500,000 shares that will not be issued prior to the Company obtaining stockholder approval for the issuance (the “Additional Securities”), and 18,500,000 shares of AMMO Inc. Common Stock. The shares were valued at $7.17 per share, the five-day average closing price of the Company’s Common Stock immediately preceding the signing of the binding agreement.

The preliminary fair value of the consideration transferred was valued as of the date of the acquisition as follows:

Cash	$48,700,000
Working Capital Adjustment	2,000,000
Contingent Consideration	10,755,000
Common Stock	132,645,000
Assumed debt	50,000,000

$244,100,000

The preliminary allocation for the consideration recorded for the acquisition is as follows:

Accounts Receivable	$6,996,308
Prepaids	301,751
Equipment	1,051,980
Deposits	982,031
Accounts Payable	(42,823)
Accrued Expenses	(29,747)
Other Liabilities	(62,317)
Other Intangible Assets(1)	146,617,380
Goodwill(1)	88,285,437

$244,100,000

(1) Preliminary estimate of Other Intangible Assets and Goodwill. Other intangible assets to consist of Tradenames, Customer Relationships, Intellectual Property, and other tangible assets related to the acquired business.

The purchase price allocation is preliminary. The preliminary estimated fair value recorded for the acquired assets and liabilities assumed with excess consideration recorded as goodwill represent management’s estimate of fair value and are subject to change when additional information, such as post-close working capital adjustments and valuations become available. The purchase price allocation will continue to be preliminary until the Company is able to finalize the allocation. The Company expects to finalize the purchase price allocation within the measurement period, but not more than one year following the closing data of the Merger. The final amounts from the valuation may significantly and materially differ from the preliminary allocation herein.

AMMO, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINACIAL INFORMATION

NOTE 4 - ADJUSTMENTS TO FINANCIAL INFORMATION

Explanation of Pro Forma Adjustments

(a)	To record cash consideration paid of $50,000,000, debt repayment of $50,000,000 for debt assumed and paid at closing, $2,000,000 of cash consideration for working capital, and eliminate Gemini cash in excess of $1,300,000.
(b)	To record various assets at fair value.
(c)	To eliminate assets distributed from Gemini prior to close.
(d)	To record various liabilities at fair value.
(e)	To eliminate liabilities resolved by Gemini prior to close.
(f)	To record the repayment of $50,000,000 of assumed debt and the elimination of debt in excess of $50,000,000.
(g)	To record contingent consideration payable for Additional Securities valued at $7.17 per share, the five-day average closing price of the Company’s Common Stock immediately preceding the signing of the binding agreement.
(h)	To record 18,500,000 shares of Common Stock, value at $7.17 per shares the five-day average closing price of the Company’s Common Stock immediately preceding the signing of the binding agreement.
(i)	To eliminate Gemini’s Member Equity.
(j)	To record the preliminary estimated effect of amortization of Other Intangible Assets, with a preliminary estimated weighted average useful life of 12.6 years.
(k)	To eliminate interest income from assets distributed by Gemini prior to closing.
(l)	To eliminate interest expense from liabilities resolved prior to closing.
(m)	Income taxes calculated at the U.S. Federal statutory rate of 21% would be offset by the Company’s net operating loss carryforwards.
(n)	To record the issuance of 18,500,000 shares at closing.
(o)	To record the effect of the issuance of Additional Shares.

AMMO, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINACIAL INFORMATION

NOTE 5 - ADJUSTMENTS TO THE HISTORICAL FINANCIAL INFORMATION OF GEMINI

The Consolidated Statement of Income of Gemini for the year ended December 31, 2020 has been adjusted to exclude Gemini’s activity for the three month period ended March 31, 2020 and include Gemini’s activity for the three month period ended March 31, 2021. Gemini’s fiscal year end is December 31, and historical financial information was used to present pro forma financial information based on the Company’s fiscal year end of March 31.

ADJUSTED UNAUDITED CONSENDED CONSOLIDATED STATEMENTS OF INCOME OF GEMINI

	For the Year Ended December 31,	For the Three Months Ended March 31,	Constructed Nine Months Ended December 31,	For the Three Months Ended March 31,	Constructed Twelve Months Ended March 31,
	2020	2020	2020	2021	2021

Net Sales	$58,881,861	$8,764,680	$50,117,181	$29,626,324	$79,743,505
Cost of Goods Sold	7,018,475	1,096,793	5,921,682	2,999,821	8,921,503
Gross Margin	51,863,386	7,667,887	44,195,499	26,626,503	70,822,002

Operating Expenses
Corporate general and administrative	11,485,857	2,469,032	9,016,825	2,753,336	11,770,161
	11,485,857	2,469,032	9,016,825	2,753,336	11,770,161
Income from Operations	40,377,529	5,198,855	35,178,674	23,873,167	59,051,841

Other Expenses
Other income/(expense)	(488,860)	(59,374)	(429,486)	-	(429,486)
Interest income/(expense)	(5,717,476)	(1,570,792)	(4,146,684)	(1,291,315)	(5,437,999)
Total other expenses	(6,206,336)	(1,630,166)	(4,576,170)	(1,291,315)	(5,867,485)

Income before Income Taxes	34,171,193	3,568,689	30,602,504	22,581,852	53,184,356

Provision for Income Taxes	-	-	-		-

Net Income(loss)	$34,171,193	$3,568,689	$30,602,504	$22,581,852	$53,184,356